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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Security Associates International, Inc. Employee Stock Purchase Plan.




 /s/ Arthur Andersen LLP
--------------------------
     Arthur Andersen LLP

Chicago, Illinois
March 27, 2000